Exhibit 99.2

REVOCABLE PROXY

SELECT BANCORP, INC.

3600 Charles Boulevard

Greenville, North Carolina 27858

(252) 353-5730

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Alex J. Speight, James R. Norville, Jr., and Joseph T. Edwards (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Select Bancorp, Inc. (the “Company”) held of record by the undersigned on March 31, 2014, at the Special Meeting of Shareholders of the Company to be held at Select Bank & Trust Company, 3600 Charles Boulevard, Greenville, North Carolina, at 3:00 p.m. on May 27, 2014, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

1.	AGREEMENT AND PLAN OF MERGER AND REORGANIZATION. Proposal to approve the Agreement and Plan of Merger and Reorganization dated September 30, 2013, by and among New Century Bancorp, Inc., New Century Bank, the Company and Select Bank & Trust Company pursuant to which the Company will merge with and into New Century Bancorp, Inc. and New Century Bancorp, Inc. will issue shares of its common stock pursuant to the terms thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	ADJOURNMENT OF SPECIAL MEETING. Proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Agreement and Plan of Merger and Reorganization.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this Appointment of Proxy in accordance with their best judgment.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” PROPOSALS 1 AND 2 ABOVE. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date:	, 2014

	(SEAL)		(SEAL)
(Signature)		(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD

IN THE ENCLOSED ENVELOPE